UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2026

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56841	39-4683928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Suite 1700 Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 348-3707

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Transactional Net Asset Value

On July 21, 2026, HarbourVest Private Equity Secondaries Fund L.P. (the “Fund”) calculated the transaction net asset values (“Transactional NAV”) of each class of its limited partnership units (the “Units”). The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under the section entitled “Calculation of Net Asset Value” within “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Limited Partner Matters” of the Fund’s Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on June 16, 2026. Transactional NAV for each class of Units is determined by dividing the Fund’s total assets attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of Units outstanding of such class. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

The Transactional NAV per Unit for each class of the Fund as of June 30, 2026, is as follows:

	Transactional NAV as of June 30, 2026
Class A Units	$—	*
Class D Units	$—	*
Class I Units	$11.54

*	No Transactional NAV as there had been no sales of Units in this class as of June 30, 2026.

As of June 30, 2026, the Fund’s aggregate Transactional NAV was approximately $0.12 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.

Date: July 23, 2026

By:	/s/ Monique Austin
Name:	Monique Austin
Title:	Chief Executive Officer, Principal Executive Officer, President and Chairperson of the Board of Directors